Exhibit 32.1

CERTIFICATION OF PERIODIC REPORT

We, Gary L. Coleman, Co-Chief Executive Officer, Larry M. Hutchison, Co-Chief Executive Officer and Frank M. Svoboda, Executive Vice President and Chief Financial Officer of Torchmark Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of our knowledge:

(1)	the Annual Report on Form 10-K of the Company for the period ended December 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 28, 2014

/s/ Gary L. Coleman
Gary L. Coleman
Co-Chief Executive Officer

/s/ Larry M. Hutchison
Larry M. Hutchison
Co-Chief Executive Officer

/s/ Frank M. Svoboda
Frank M. Svoboda Executive Vice President and Chief Financial Officer